Exhibit 1.1
8,640,000 Shares
FINISAR CORPORATION
COMMON STOCK, $0.001 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
March 17, 2010

March 17, 2010
Morgan Stanley & Co. Incorporated
Jefferies & Company, Inc.
Piper Jaffray & Co.
Morgan Keegan & Co., Inc.

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036

Jefferies & Company, Inc. 520 Madison Avenue New York, New York 10022 Attn: General Counsel
Ladies and Gentlemen:
     Finisar Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 8,640,000 shares of the Common Stock, $0.001 par value per share, of the Company (the “Firm Shares”).
     The Company also proposes to issue and sell to the several Underwriters, and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, not more than an additional 1,296,000 shares of the Common Stock, $0.001 par value per share, of the Company (the “Additional Shares”), of which not more than 1,147,093 shares are to be issued and sold by the Company (the “Company Additional Shares”) and not more than 148,907 shares are to be sold by the Selling Stockholders (the “Selling Stockholder Additional Shares”), the Company and each Selling Stockholder selling up to the amount set forth opposite their respective name in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-165479) relating to shelf securities (the “Shelf Securities”), including the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated March 15, 2010, in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term preliminary prospectus means the preliminary form of the Prospectus dated March 15, 2010 and distributed to prospective purchasers of the Shares.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (c) The Company is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.

     (g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) any provision of the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv) above, where such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (l) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.
     (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (r) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (s) There are no contracts, other documents or other agreements required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder which have not been described or filed as required.
     (t) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (u) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (v) (i) The Company and its subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use, or can acquire such ownership or right to use on reasonable terms, the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary for or material to the conduct of their business in the manner in which it is presently being conducted and in the manner set forth in the Time of Sale Prospectus (collectively, the “Company Intellectual Property”); (ii) (A) except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of any patent or patent application that is material to the conduct of the business of the Company and its subsidiaries, taken as a whole (collectively, the “Company Patents”) from any third party or governmental authority, and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Patents owned by any of them, and (B) except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of such other Company Intellectual Property from any third party or governmental authority, and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Time of Sale Prospectus that is not so described; (v) except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries (A) with respect to the Company Patents or (B) with respect to the Company Intellectual Property, in either case, if an unfavorable decision, ruling or finding would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (vi) the Company and its subsidiaries are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (vii) except as set forth in the Time of Sale Prospectus, no suit or other proceeding is pending against the Company or any of its subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its subsidiaries or another person has breached any such agreement, with respect to which an unfavorable decision, ruling or finding would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (w) All patent applications owned by the Company and its subsidiaries and filed with the United States Patent and Trademark Office (the “PTO”) or any foreign or international patent authority (the “Company Patent Applications”) that are material to the conduct of their business have been duly and properly filed; the Company has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company.
     (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business.
     (z) The Company and its subsidiaries are in compliance in all material respects with, and conduct their respective businesses in conformity in all material respects with, all applicable federal, state and local laws and regulations.
     (aa) The Company and each of its subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company or such Subsidiary is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (bb) The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (dd) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (ee) Each material contract, agreement and license to which the Company or any of its subsidiaries is bound is valid, binding, enforceable, and in full force and effect against the Company or its subsidiaries, as applicable, and each other party thereto, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Except as described in the Time of Sale Prospectus, neither the Company nor any other party is in breach or default in any material respect with respect to any such contract, agreement or license, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.
     (ff) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s co-principal executive officers and principal financial officer by others within those entities. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (gg) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (hh) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, or, to the Company’s knowledge, any agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Entity represents and covenants that for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.
     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.
     (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co.

(“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (f) Such Selling Stockholder is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or could reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.
     (g) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

     3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $13.44 a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the right to purchase, severally and not jointly, from the Sellers, up to 1,296,000 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any cash dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. If, at an Option Closing Date, all of the Additional Shares are to be purchased, each Seller agrees, severally and not jointly, to sell to the Underwriters on such Option Closing Date the number of Additional Shares set forth opposite the name of such Seller in Schedule I hereto. If, at any Option Closing Date, (i) less than all of the Additional Shares are to be purchased, no Company Additional Shares shall be purchased unless all Stockholder Additional Shares have previously been purchased or will be purchased at such Option Closing Date (ii) less than all of the Stockholder Additional Shares are to be purchased at such Option Closing Date, such Stockholder Additional Shares shall be purchased pro rata from the Selling Stockholders on the basis of the number of Shares set forth opposite their names in Schedule I hereto. Subject to the foregoing, on each Option Closing Date, each Seller agrees, severally and not jointly, to sell to the Underwriters the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) determined in accordance with the foregoing.
     The Company agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common

Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) grants of employee or director stock options, restricted stock or restricted stock units in accordance with the terms of any employee benefit plan in effect on the date hereof that is described in the Time of Sale Prospectus or the issuance by the Company of shares of Common Stock upon the exercise of such options or pursuant to the terms of such restricted stock units, (d) the filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, and (e) the issuance by the Company of up to 7,500,000 shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) in connection with bona fide mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that the acquiree of any such shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) so issued enters into an agreement in the form of Exhibit A hereto with respect to such shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) for the remainder of the 90-day restricted period.
     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $14.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.336 a share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 23, 2010, or at such other time on the same or such other date, not later than March 30, 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Company Additional Shares sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.

     Payment for any Selling Stockholder Additional Shares sold by a Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date from DLA Piper LLP (US), outside counsel for the Company, (i) an opinion dated the Closing Date substantially in the form of Exhibit A-1 hereto and (ii) a negative assurance letter dated the Closing Date substantially in the form of Exhibit A-2 hereto.
     (d) The Underwriters shall have received on the Closing Date an opinion of DLA Piper LLP (US), counsel for the Selling Stockholders, dated the Closing Date, substantially in the form of Exhibit B hereto.
     (e) The Underwriters shall have received on the Closing Date an opinion of Shearn Delamore & Co., Malaysian counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C hereto.
     (f) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the Closing Date, substantially in the form of Exhibit D hereto.
     The opinions of DLA Piper LLP (US) described in Section 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.
     (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (h) The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between you and certain stockholders, officers and directors of the Company (including each of the Selling Stockholders) relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (i) At the Closing Date, the Company shall have used its best efforts to list the Shares on the Nasdaq Global Select Market.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter, if requested by such Underwriter, a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not subject.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) If the third anniversary of the initial effective date of the Registration Statement occurs before all of the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
     (j) To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal

Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, except that the Underwriters (collectively) and the Company will each pay half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder, each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or Selling Stockholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) Each of the Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto. The aggregate liability of each Selling Stockholder under the indemnity agreement contained in this paragraph and the contribution agreement contained in paragraphs (e) and (f) below shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and Jefferies & Company, Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The aggregate liability of each Selling Stockholder under the contribution agreement contained in this paragraph and paragraph (f) below and under the indemnity agreement contained in paragraph (b) above shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.
          (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i)any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm

Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 200 Precision Road, Horsham, Pennsylvania, 19044, Attention: Vice President, General Counsel and Secretary; and if to the Selling Stockholders shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, FINISAR CORPORATION
By:	/s/ Jerry Rawls
Jerry S. Rawls
Chairman of the Board

The Selling Stockholders named in Schedule I hereto, acting severally
By:	/s/ Kurt Adzema
Attorney-in Fact

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Jefferies & Company, Inc.
Piper Jaffray & Co.
Morgan Keegan & Co., Inc.
Acting severally on behalf of themselves and the several
     Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ John D. Tyree

	Name:	John D. Tyree
	Title:	Managing Director

By:	Jefferies & Company, Inc.

By:	/s/ Alex Lehmann

	Name:	Alex Lehmann
	Title:	Managing Director, ECM

SCHEDULE I

Number of Additional
Seller	Shares To Be Sold
Finisar Corporation

Selling Stockholders:

Kurt Adzema	10,000

Christopher E. Brown	30,000

Mark Colyar	30,000

Christopher Crespi	5,597

Roger C. Ferguson	4,165

David C. Fries	4,169

Todd Swanson	29,923

Stephen K. Workman	25,000

Joseph A. Young	10,053

Total:	148,907

I-1

SCHEDULE II

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated	5,400,000

Jefferies & Company, Inc.	1,296,000

Piper Jaffray & Co.	1,080,000

Morgan Keegan & Co., Inc.	864,000

Total:	8,640,000

II-1

SCHEDULE III
Time of Sale Prospectus
Preliminary Prospectus issued March 15, 2010

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